                                                                    EXHIBIT 4.3


                                      WARRANT

                            TO PURCHASE COMMON STOCK OF

                                  TROY GROUP, INC.

     This is to certify that RAYMOND F. SCHULER or registered assigns is entitled to purchase from TROY GROUP, INC., a Delaware corporation, up to 50,000 Stock Units, in whole or in part, at the purchase price per Stock Unit and all on the terms and conditions and pursuant to the provisions hereinafter provided.

     This Warrant is granted in connection with legal services provided in connection with the first public offering of shares of the Company's Common Stock.

The nature of this Warrant is as follows:

     (i) The Warrant shall be to purchase shares of the Company's Common Stock at the Warrant Price. The Warrant shall have no force, life or effect unless and until the closing by the Company of an initial public offering of its Common Stock that is registered under Section 5 of the Securities Act (the "IPO") and shall not have any beneficial or legal interest in shares of, or otherwise in the equity of, the Company until the closing of the IPO and, then, if and when the closing of the IPO occurs, only through this Warrant and Stock Units purchased through it.

     (ii) Number of Stock Units subject to Warrant: This Warrant grants to Mr. Schuler the right to purchase up to 50,000 shares of the Company's Common Stock at the Warrant Price.

     (iii) The Warrants must be exercised within five (5) years after they vest or, thereafter, they shall expire and become null and void.

                                    DEFINITIONS

The terms defined in this Section, whenever used in this Warrant, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

     "Commission" shall mean the Securities and Exchange Commission, or any federal agency then administering the Securities Act.

     "Common Stock" shall mean the Company's authorized Common Stock as constituted on the date of the closing of the IPO, and any stock into which such Common Stock may thereafter be changed, and shall also include stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption, issued to the holders of shares of Common Stock upon any reclassification thereof.

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     "Company" shall mean Troy Group, Inc., a Delaware corporation, and any successor corporation by merger, consolidation or otherwise.

     "Current Warrant Price" per share of Common Stock, for the purpose of any provision of this Warrant at the date herein specified, shall mean the amount equal to the quotient resulting from dividing the purchase price per Stock Unit as provided above by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

     "Outstanding" when used with reference to Common Stock shall mean, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company.

     "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     "Securities Act" shall mean the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Stock Unit" shall mean one share of Common Stock as such stock was constituted on the date of the closing of the IPO, and thereafter shall mean such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in Section 3 hereof.

     "Warrant" or "Warrants" shall mean this Warrant dated June 1, 1998 originally issued by the Company, and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, and any Warrant issued in exchange or substitution for any other Warrant shall bear the same expiration date as such other Warrant.

     "Warrant Price" shall mean $3.50 per share of the Company's Common Stock.

     "Warrant Stock" shall mean the shares of Common Stock purchasable by the holders of the Warrants upon the exercise thereof.

1.   EXERCISE OF WARRANT

     1.1 MANNER OF EXERCISE. Following the closing of the IPO, this Warrant may be exercised at any time or from time to time, on any day which is not a Saturday, Sunday or public holiday under the laws of the State of California, for all or any part of the number of Stock Units purchasable upon its exercise. In order to exercise this Warrant, in whole or in part, the holder hereof shall deliver to the Company at its office in the City of Santa Ana, State of California, or elsewhere in the State of California maintained for the purpose pursuant to Section 8, or at the office of any transfer agent of its Common Stock, (i) a written notice of such holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased, (ii)

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a certified or official bank check payable to the order of the Company in an amount equal to the aggregate purchase price for all Stock Units as to which this Warrant is exercised, and (iii) this Warrant. Such notice may be in the form of the Subscription Form appearing at the end of this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within 20 days thereafter, execute or cause to be executed, and deliver to such holder a certificate or certificates representing the aggregate number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in the denomination of 100 shares each or such lesser or greater denomination as may be specified in said notice and shall be registered in the name of such holder such other name as shall be designated in said notice. This Warrant shall be deemed to have been issued, and such holder or any other person so designated to be named therein shall be deemed to have become a holder or record of such shares for all purposes, as of the date said notice, together with said check or checks or wire transfer and this Warrant, is received by the Company as aforesaid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the unpurchased Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on the Warrant and the same returned to such holder.

     1.2 PAYMENT OF TAXES, ETC. All shares of Warrant Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed in respect of, the issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Warrant Stock in any name other than that of the registered holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

     1.3 FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of stock upon any exercise of any Warrant. As to any final fraction of a share which the holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Warrant Price per share of Common Stock on the business day which next precedes the day of exercise.

2.   TRANSFER, DIVISION AND COMBINATION

     This Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at its office in the City of Santa Ana, State of California, or elsewhere in the State of California maintained for the purpose pursuant to Section 8, together with a written assignment of this Warrant duly executed by the holder hereof or his agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment

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the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. If and when this Warrant is assigned in blank, the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary. A Warrant may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

     This Warrant may be divided or combined with other Warrants upon presentation hereof at the principal executive office of the Company, or at the aforesaid office or agency of the Company together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or his agent or attorney. Subject to compliance with the preceding paragraph as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     The Company shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, issue and delivery of Warrants under this Section.

     The Company agrees to maintain, at its aforesaid office, books for the registration and transfer of the Warrants.

3.   ADJUSTMENT OF STOCK UNIT OR EXERCISE PRICE

     The number of shares of Common Stock comprising a Stock Unit of Warrant Stock, or the price at which a Stock Unit of Warrant Stock may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section provided that any such adjustments shall only be made for actions or events occurring after the closing of the Company's IPO.

     3.1 STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In case at any time or from time to time the Company shall:

            (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

            (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

            (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common

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then the number of shares of Common Stock comprising a Stock Unit of Warrant
Stock immediately after the happening of any such event shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares Common Stock comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

     3.2 OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this Section:

            (a) TREASURY STOCK. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall not be deemed an issuance thereof for any purpose of this Section except in the case of a dividend payable in, or other distribution of, such shares to holders of Common Stock of the Company, in which case an adjustment shall be made under Subsection 3.1 of this Section.

            (b) FRACTIONAL INTERESTS. In computing adjustments under this Section, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

     3.3 MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation (other than a subsidiary of the Company) and pursuant to the terms of such merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Common Stock of the Company, then each holder of a Warrant shall have the right thereafter to receive, upon exercise of such Warrant, Stock Units each comprising the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to such event. If pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) are to be received by or distributed to the holders of Common Stock of the Company in addition to common stock of the successor or acquiring corporation, there shall be a reduction of the purchase price per Stock Unit equal to the amount applicable to the number of shares of Common Stock then comprising a Stock Unit of any such cash and of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such shares of stock or other securities or property to be received by or distributed to the holders of Common Stock of the Company. In case of any such merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all of the obligations and liabilities hereunder, subject to such modificaions as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of Stock Units which shall be as

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nearly equivalent as practicable to the adjustments provided for in this
Section. For the purposes of this Section "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class, which is not referred as to individuals or assets over any other class of stock of such corporation and which is not subject to redemption, and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Subsection shall similarly apply to successive mergers, consolidations or dispositions of assets.

     3.4 OTHER ACTION AFFECTING COMMON STOCK. In case at any time or from time to time the Company shall take any action affecting its Common Stock, other than an action described in any of the foregoing Subsections 3.1 through 3.3 inclusive, of this Section, then, unless in the opinion of the Board of Directors of the Company such action will not have a materially adverse effect upon the rights of the holders of the Warrants, the number of shares of Common Stock or other stock comprising a Stock Unit, or the purchase price thereof, shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determine to be equitable in the circumstances.

4.   NOTICES TO WARRANT HOLDERS

     NOTICE OF ADJUSTMENT OF STOCK UNIT OR EXERCISE PRICE. Whenever the number of shares of Common Stock comprising a Stock Unit, or the price at which a Stock Unit may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 3, the Company shall forthwith obtain a certificate signed by the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock or, other securities specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment was made pursuant to Subsection 3.3 or Subsection 3.4) describing the number and kind of any other shares of stock comprising a Stock Unit, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly, and in any case within 45 days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each holder of a Warrant in accordance with Section 9. The Company shall keep at its office in Santa Ana, State of California, or elsewhere in the State of California, maintained for the purpose pursuant to
Section 8, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by a holder thereof.

5.   RESERVATION AND AUTHORIZATION OF COMMON STOCK;
     REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL
     AUTHORITY

     The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be

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sufficient to permit the exercise in full of all outstanding Warrants.  All shares of Common Stock, which shall be so issuable, shall, when issued upon exercise of any Warrant, be duly and validly issued and fully paid and nonassessable.

     Before taking any action which would result in an adjustment in the number of shares of Common Stock comprising a Stock Unit or in the Current Warrant Price per share of Common Stock, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

     If any shares of Common Stock required to be reserved for issue upon exercise of Warrants require registration with any governmental authority under any federal or state law before such shares may be so issued, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered.

6.   TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

     In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of
Section 3 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a business day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

7.   LOSS OR MUTILATION

     Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor.

8.   OFFICE OF THE COMPANY

     As long as any of the Warrants remain outstanding, the Company shall maintain an office in the City of Santa Ana, State of California, or elsewhere in the State of California, where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided.
Such office shall be the principal executive office of the Company specified in Section 9 unless and until the Company shall designate and maintain some other office for such purposes and give written notice thereof to the holders of all outstanding Warrants.

9.   NOTICES GENERALLY

     Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to any holder of a Warrant at

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his last known address appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at its principal executive office, 2331 Pullman Street, Santa Ann, California 92705,
Attention: Patrick J. Dirk, Chief Executive Officer, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

10.  LIMITATION OF LIABILITY

     No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

11.  This Warrant shall be governed by the laws of the State of California.


     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:                                TROY GROUP, INC.


                                      BY:
                                           -------------------------
                                           Patrick J. Dirk,
                                           Chief Executive Officer


Attest:



-------------------------
                Secretary

[Seal]


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                                 SUBSCRIPTION FORM

                   (To be executed only upon exercise of Warrant)


     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ___________ of the number of Stock Units of TROY GROUP, INC., purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________________________________
whose address is _____________________________ and, if such Stock Units shall not include all of the Stock Units issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the Stock Units issuable thereunder be delivered to the undersigned.

Dated: _____________________



                                         _______________________________
                                         (Signature of Registered Owner)


                                         _______________________________
                                         (Street Address)


                                         _______________________________
                                         (City)     (State)     (Zip Code)



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                                  ASSIGNMENT FORM

     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:

Name and Address of Assignee                       No. of Stock Units
----------------------------                       ------------------



and does hereby irrevocably constitute and appoint _____________________ Attorney to make such transfer on the books of TROY GROUP, INC., maintained for the purpose, with full power of substitution in the premises.

Dated:________________________




                                         ____________________________________
                                         (Signature)


                                         ____________________________________
                                         (Witness)



NOTICE:     The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

            The signature to this assignment must be guaranteed by a bank or trust company having an officer or correspondent in Santa Ana, California, or by a firm having membership on a national securities exchange.


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                                   AMENDMENT
                                       TO
                                    WARRANT
                          TO PURCHASE COMMON STOCK OF
                                TROY GROUP, INC.

     The WARRANT to purchase Common Stock of Troy Group, Inc., issued to Raymond F. Schuler in May, 1998, is hereby amended so as to delete section
(i) of the third full paragraph on the first page thereof and replace it with the following:

          "(i) The Warrant shall be to purchase shares of the Company's Common Stock at the Warrant Price. The Warrant shall fully vest and be exercisable as of June 8, 1999."

     IN WITNESS THEREOF, the Company has caused this Amendment to WARRANT to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:

                                   TROY GROUP, INC.


                                   BY:
                                       ---------------------------------
                                       Patrick J. Dirk, Chief Executive Officer


Attest:


------------------------
               Secretary
[Seal]